Exhibit 3.1

BYLAWS

OF

NTN BUZZTIME, INC.

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.    Registered Office.

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    Other Offices.

The Corporation also may have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, meetings of stockholders shall be held at the principal executive office of the Corporation.

Section 2.    Annual Meeting.

The annual meeting of stockholders shall be held on April 13, or at such other date and time as the Board of Directors may determine. However, if this day falls on a legal holiday, the meeting shall be held at the same time and place on the next succeeding full business day. The annual meeting shall be held at the Corporation’s principal offices or at any other location as may be determined by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.    Special Meetings.

Special meetings of the stockholders may be called at any time by the Board of Directors, by the Chairman of the Board of Directors, by the

President or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than 35 or more than 60 days after receipt of the request. If such notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limited, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4.    Notice of Meetings of Stockholders.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than 10 or more than 60 days before the date of the meeting. Such notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5.    Manner of Giving Notice; Affidavit of Notice.

Notices of any meeting of stockholders shall be given either personally or by mail or telegraphic or other written communication, charges prepaid, addressed to each stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

Whenever notice is required to be given, under any provision of these Bylaws or the certificate of incorporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be give to such person shall be reinstated.

An affidavit of the mailing or other means of giving any notice of any meeting of stockholders shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the minute book of the Corporation.

Section 6.    Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of the stockholders shall constitute a quorum for the transaction of business at such meeting. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.    Adjourned Meeting; Notice.

Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting either in person or by proxy; but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any meeting of stockholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 and 5 of this Article II. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 8.    Voting.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting be cast by written ballot.

Section 9.    Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting being held, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10.    List of Stockholders Entitled to Vote.

The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 11.    Stock Ledger.

The stock ledger of the Corporation shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12.    Waiver of Notice or Consent by Absent Stockholders.

The transactions of any meeting of stockholders, annual or special, however called and noticed and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after such meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of such a meeting or an approval of the minutes thereof. Such waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13.    Inspectors of Election.

Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of such inspectors shall be either one or three. If such inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine when the polls shall close;

(f)	Determine the results; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III

DIRECTORS

Section 1.    Number, Election and Term of Directors.

The Board of Directors shall consist of not less than five nor more than thirteen members, the exact number of which shall be determined by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

Section 2.    Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote or consent of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal. The stockholders shall have no right or power to fill any such vacancies or newly created directorships.

Section 3.    Duties and Powers.

The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by stature or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.    Meetings.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman, if there is one, the President or a majority of the directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or by telegram on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.    Quorum.

Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.    Action of Board.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or any committee designated by the Board of Directors, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or any such designated committee.

Section 7.    Meetings by Means of Conference Telephone.

Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

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Section 8.    Committees.

The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.    Compensation.

The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.    Interested Directors.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as

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to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.    Officers.

The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. Except as otherwise provided herein, the officers of the Corporation shall perform such duties as the Board of Directors shall determine.

Section 2.    Election.

The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 3.    Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice-President. Any such officer may, in the name of and on behalf of the Corporation, take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer, by resolution, like powers upon any other person or persons.

Section 4.    President.

The President shall, subject to the control of the Board of Directors and, if there is one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are effected. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there is none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there is no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President also shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

Section 5.    Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in the case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take shall take effect at the date of the receipt of such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the resigning officer is a party.

Section 6.    Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such offices.

ARTICLE V

STOCK

Section 1.    Form of Certificates.

Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice-President, and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary of an Assistant Secretary, certifying the number of shares owned by him in the Corporation.

Section 2.    Signatures.

Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or shoes facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.    Lost Certificate.

The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, required the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.    Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by law and these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be cancelled before a new certificate shall be issued.

Section 5.    Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Beneficial Owners.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not is shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1.    Notices.

Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice also may be given personally or by telegram, telex or cable.

Section 2.    Waivers of Notice.

Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1.    Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.    Disbursements.

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.    Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.    Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII

INDEMNIFICATION

Section 1.    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.

Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification.

Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4.    “Good Faith” Defined.

For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in “good faith” and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any was the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.    Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination there under, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article BVIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6.    Expenses Payable in Advance.

Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whomever the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.    Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII>

Section 9.    Meaning of “Corporation” for Purposes of Article VIII.

The purposes of this Article VIII references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 10.    Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

AMENDMENTS

Section 1.    Amendments by Stockholders or Board.

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote or written consent of the stockholders or the Board of Directors.